UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________

☒	CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 15, 2018

Commission File Number 001-35844
___________________________________
Pinnacle Foods Inc.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware	35-2215019
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

399 Jefferson Road Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 541-6620
_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On March 15, 2018, Pinnacle Foods Finance LLC (the “Borrower”), and indirect wholly-owned subsidiary of Pinnacle Foods Inc., entered into the First Amendment (the “Amendment”) to the Third Amended and Restated Credit Agreement, dated as of February 3, 2017 (the “Existing Credit Agreement”), among the Borrower, Peak Finance Holdings LLC, the lenders from time to time party thereto and Barclays Bank PLC, as administrative agent, collateral agent, and swing line lender, to:
(1) refinance a portion of the Borrower’s outstanding term loans with new loans that mature in 2024 in an aggregate principal amount of $1,239,380,000 (the “New Initial B Term Loans”);
(2) refinance a portion of the Borrower’s outstanding term loans with new loans that mature in 2023 in an aggregate principal amount of $800,000,000 (the “New Initial A Term Loans”);
(3) replace the Borrower’s existing revolving credit facility with a new $300,000,000 revolving credit facility that matures in 2023 (the “New Revolving Credit Facility” and, collectively with the New Initial B Term Loans and the New Initial A Term Loans, the “New Credit Facilities”); and
(4) amend and restate the Existing Credit Agreement in its entirety to make certain other amendments and modifications (as so amended and restated, the “Fourth Amended and Restated Credit Agreement”).
The interest rates applicable to the New Initial B Term Loans are, at the Borrower’s option, equal to either a LIBOR rate or a base rate, plus an applicable margin equal to 1.75% for LIBOR rate loans and 0.75% for base rate loans. The interest rates applicable to the New Initial A Term Loans and the New Revolving Credit Facility are, at the Borrower’s option, equal to either a LIBOR rate or a base rate, plus an applicable margin initially equal to 1.625% for LIBOR rate loans and 0.625% for base rate loans. After the fiscal quarter ended April 1, 2018 and delivery of a customary compliance certificate, the applicable margin for the New Initial A Term Loans and the New Revolving Credit Facility will be determined by reference to a leverage-based grid.
The New Credit Facilities are also subject to an interest rate floor of 0.00% for LIBOR rate loans and 1.00% for base rate loans. Unused commitments under the New Revolving Credit Facility are subject to a commitment fee of 0.30% per annum.
The New Credit Facilities are secured by the same collateral and guaranteed by the same guarantors as under the Existing Credit Agreement.
The proceeds of the initial funding under the New Initial B Term Loans and the Initial A Term Loans were used, together with $204 million of cash on hand of the Borrower, to prepay all of the Borrower’s existing term loans (along with all outstanding and accrued interest and fees) and to pay approximately $4 million of transaction fees and expenses, and the proceeds of the New Revolving Credit Facility will be available for working capital, capital expenditures, general corporate purposes and other purposes not prohibited under the Fourth Amended and Restated Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth above under Item 1.01 with respect to the First Amendment to the Third Amended and Restated Credit Agreement is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1
First Amendment, dated as of March 15, 2018, to the Third Amended and Restated Credit Agreement, dated as of February 3, 2017, by and among Pinnacle Foods Finance LLC, Peak Finance Holdings LLC, the lenders from time to time party thereto and Barclays Bank PLC, as administrative agent, collateral agent, and swing line lender.

10.2
Fourth Amended and Restated Credit Agreement, dated as of March 15, 2018, by and among Pinnacle Foods Finance LLC, Peak Finance Holdings LLC, the guarantors party thereto, Barclays Bank PLC, as administrative agent, swing line lender and L/C issuer, Bank of America, N.A., as L/C issuer and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

PINNACLE FOODS INC.

By:	/s/ CRAIG STEENECK

Name:	Craig Steeneck
Title:	Executive Vice President and Chief Financial Officer
Date:	March 16, 2018

Index to Exhibits

Exhibit Number	Description
10.1
First Amendment, dated as of March 15, 2018, to the Third Amended and Restated Credit Agreement, dated as of February 3, 2017, by and among Pinnacle Foods Finance LLC, Peak Finance Holdings LLC, the lenders from time to time party thereto and Barclays Bank PLC, as administrative agent, collateral agent, and swing line lender.

10.2
Fourth Amended and Restated Credit Agreement, dated as of March 15, 2018, by and among Pinnacle Foods Finance LLC, Peak Finance Holdings LLC, the guarantors party thereto, Barclays Bank PLC, as administrative agent, swing line lender and L/C issuer, Bank of America, N.A., as L/C issuer and the other lenders party thereto.